EXECUTION COPY

                                    AGREEMENT

         AGREEMENT, dated as of the 27th day of April, 2001 (this "Agreement"), between Guardian International, Inc., a Florida corporation (the "Company"), and Richard Ginsburg ("Ginsburg").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of members of the Company's Board, including Ginsburg, to their duties;

         WHEREAS, Ginsburg is a party to a Severance Agreement with the Company, dated as of January 19, 2000, attached as Exhibit A hereto, (the "Severance Agreement");

         WHEREAS, the Company has released Ginsburg from the Severance Agreement and consented to Ginsburg's acceptance of the position as Chief Executive Officer of Protection One, Inc., a Delaware corporation, pursuant to that certain letter agreement of even date herewith, attached as Exhibit B hereto, (the "Waiver"); and

         WHEREAS, the Company and Ginsburg are parties to that certain Agreement dated as of November 10, 2000, (the "Lock-up Agreement"), pursuant to which Ginsburg is bound by certain restrictions on sales or other transfers of capital stock of the Company as described therein; and

         WHEREAS, the Company and Ginsburg desire that the Severance Agreement be terminated, and that the terms and conditions set forth herein apply to Ginsburg in connection with his serving as a member of the Board of Directors of the Company from and after the date hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of Ginsburg serving as a member of the Board of Directors of the Company, the Company and Ginsburg do hereby agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:


            (a) "Award" shall mean any award granted pursuant to the terms of the Plan and pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, including but not limited to stock options, stock appreciation rights ("SARs") (including Limited SARs), restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents, and other stock-based awards.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall be deemed to include successor provisions thereto and regulations thereunder.

            (c) "Change in Control" shall be deemed to have occurred upon:

                (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

                (ii) the date the individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by thc Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                (iii) the consummation of a merger, consolidation,
            recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

            (d) "Disability" shall mean the permanent and total disability of Ginsburg as defined in Section 22(e)(3) of the Code.

            (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

            (f) "Plan" shall mean the 1999 Stock Option Plan of Guardian International, Inc.

            (g) "Termination for Cause" or "Terminate for Cause" shall mean the termination of Ginsburg's employment by, or service to, the Company because Ginsburg (i) engaged in one or more acts constituting a felony;
         (ii) willfully engaged in one or more acts involving actual fraud; or
         (iii) willfully misappropriated Company assets or willfully engaged in misconduct either of which is materially injurious to the Company or its affiliates. For purposes of this Agreement, the term "willful" means an act done, or omitted to be done, in bad faith, provided that Ginsburg knew or reasonably should have known that the act or omission was not in the best interest of the Company.

            (h) "Termination Without Cause" or "Terminate Without Cause" shall mean that the termination of Ginsburg's service occurred for a reason other than Termination for Cause, death or Disability.

         2. Termination Without Cause. In the event of the termination of Ginsburg's service as a member of the Company's Board other than as a Termination for Cause (and other than by death or Disability), the Company shall pay or provide to Ginsburg the following:

            (a) a payment calculated as the product of (i) a ratio, the numerator of which is the number of Ginsburg's shares subject to the Lock-up Agreement (i.e., the number of shares not released from the Lock-up Agreement) at the time of his termination pursuant to this
         Section 2 and the denominator of which is 639,596; and (ii) five hundred fifty thousand dollars ($550,000); such payment to be made in a lump sum within 30 days following the date of Ginsburg's termination; and

            (b) with respect to any Award granted to Ginsburg pursuant to the Plan and/or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, which is subject to future vesting and/or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of Ginsburg's termination (if any), then, notwithstanding the terms of the Plan or the certificate evidencing the Award thereunder, the continued vesting or lapse of restrictions with respect to such Award shall not cease with reference to such termination, but shall continue during the duration of the term of the Award in accordance with the schedule set forth in the certificate evidencing such Award as if Ginsburg's service to the Company had continued throughout such vesting and/or lapse of restriction period. In addition, with respect to each Award granted to Ginsburg pursuant to the Plan or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, (whether or not fully vested or free of restrictions at the time of termination or resignation hereunder), the exercisability and the full enjoyment of such Award shall not terminate with reference to such termination, but shall be extended for the duration of the entire term of the Award in accordance with the Plan and/or non-Plan Stock Option Agreement dated October 15, 1997, and/or the certificate evidencing such Award as if Ginsburg's service to the Company had continued during such entire term, notwithstanding the terms of the Plan or non-Plan Stock Option Agreement or the certificate evidencing the Award thereunder;

            (c) Notwithstanding the provisions of Sections 2(a) and (b) herein, Ginsburg shall be entitled to the payments provided for in this Section 2 only if Ginsburg remains a party to the Lock-up Agreement at the time of the termination of Ginsburg's service as a member of the Company's Board for a reason other than Termination for Cause.

         3. Termination for Death. In the event of the termination of service by Ginsburg by reason of his death, no amount shall be payable to Ginsburg's designated beneficiary or estate. With respect to any Award granted to Ginsburg pursuant to the Plan, in the event that such Award is subject to future vesting or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of Ginsburg's death, then, notwithstanding the terms of the Award Agreement, all restrictions thereon shall immediately lapse, and each such Award shall be deemed immediately and fully vested and exercisable under the Plan by Ginsburg's designated beneficiary or estate, as of the date of such death, for a period of 365 days from the date of Ginsburg's death.

         4. Termination for Cause or Disability. In the event of Ginsburg's Termination for Cause or as a result of Disability, only the benefit set forth in paragraph (b) of Section 2 shall be given to Ginsburg.

         5. Termination or Resignation in connection with a Change in Control.
            -----------------------------------------------------------------

            (a) Notwithstanding the provisions of Sections 2 and 4, in the event of the termination of the employment of Ginsburg for any reason other than death, whether initiated by the Company with or without Cause, or initiated by Ginsburg, which termination occurs within the one year period following the date of a Change in Control, then Ginsburg shall be entitled to receive the amount set forth in Section 2(a) and the benefit described in Section 2(b).

            (b) Notwithstanding the provisions of Section 2, in the event of the resignation or termination of the employment of Ginsburg for any reason, and such resignation or termination occurs within the four month period (i) prior to the date of a Change in Control, (ii) following commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act, which if consummated, would result in an acquisition described in clause (i) of Section l(c),
         (iii) following the execution by the Company of an agreement the consummation of which would constitute a Change in Control, (iv) following the solicitation of proxies for the election of directors by anyone other than the Company, or (v) following the approval by the Company's stockholders of any transaction described in Section 1(c)(iii), then,

                 (x) Ginsburg shall be entitled to receive the amounts and
            benefits specified in Section 5(a); and

                 (y) with respect to any Award granted to Ginsburg pursuant to the Plan or the non-Plan Stock Option Agreement dated October 15, 1997, in the event that such Award is subject to future vesting or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of such resignation or termination, then, notwithstanding the terms of the Award Agreement, the accelerated vesting and lapse of restriction provisions set forth in Section 4 of the Plan or the non-Plan Stock Option Agreement dated October 15, 1997 shall bc applicable with respect to such Awards as if a Change in Control had occurred on the date of such resignation or termination.

Amounts and benefits payable by reason of clause (b)(i) of this Section 5 shall be paid within ten days following the date of the Change in Control, but shall be offset by any amounts previously paid pursuant to Section 2.

            (c) Notwithstanding the provisions of Sections 5(a) and (b) herein, Ginsburg shall be entitled to the payments provided for in this Section 5 only if Ginsburg remains a party to the Lock-up Agreement at the time of the termination of Ginsburg's service as a member of the Company's Board in connection with a Change of Control.

         6. Certain Taxes. The Company shall have the right to deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of Ginsburg attributable to payments made hereunder.

         7. No Obligation to Mitigate Damages: No Effect on Other Contractual Rights. Ginsburg shall not be required to mitigate damages or the amount of any payment provided for under this Agreement, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Ginsburg as the result of employment by another employer after the date of resignation or termination, or otherwise. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Ginsburg's existing rights, or rights Ginsburg may acquire in the future, under any employee incentive plan, employment agreement or other plan or arrangement.

         8. Indemnification. The Company shall indemnify, retroactively to the date of the event giving rise to a Proceeding, Ginsburg within 60 days after receipt of a request therefor against all judgments, fines, settlements, payments and expenses, including reasonable attorneys' fees, paid or incurred in connection with any claim, action, suit or proceeding, civil, criminal, administrative or investigatory ("Proceeding"), to which Ginsburg may be made a party or with which he may be threatened by reason of his being or having been an employee, officer or director of the Company or, at the Company's request, an employee, officer or director of any other corporation, firm, association or other organization (excluding Western Resources, Inc. and Protection One, Inc. and any affiliates of those two companies), or by reason of any action or omission by Ginsburg in such capacity, whether or not Ginsburg continues to hold such position or act in such capacity at the time of incurring such expenses or at the time the indemnification is made, other than in connection with actions taken by Ginsburg which constitute gross negligence in the performance of his duties for the Company which Ginsburg has undertaken without the reasonable good faith belief that such actions were in the best interest of the Company. The foregoing right of indemnification shall not be exclusive of other rights to which Ginsburg may otherwise be entitled. The Company shall pay the reasonable expenses (including reasonable attorneys' fees) incurred by Ginsburg in defending any Proceeding in advance of the final disposition thereof. The Company shall advance all such expenses by or on behalf of Ginsburg within 15 days after receipt of his request therefor, accompanied or preceded by reasonable evidence of such expenses. Ginsburg will also be named as an insured under any directors and officers or similar insurance policy that the Company may purchase.

         9. Successor to the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Ginsburg, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. For purposes of clarity, any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         10. Enforcement.
             -----------

            (a) This Agreement shall inure to the benefit of and be enforceable by Ginsburg's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Ginsburg should die while any amounts are still payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Ginsburg's estate or beneficiary.

            (b) In the event that the Company shall fail or refuse to make payment of any amounts due Ginsburg hereunder within the appropriate time period, the Company shall pay to Ginsburg, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required until paid to Ginsburg, at the rate from time to time announced by Chase Manhattan Bank as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.

            (c) The Company shall pay all reasonable fees and expenses (including attorneys' fees) that Ginsburg may incur as a result of the Company's contesting the validity, enforceability, or Ginsburg's interpretation of, this Agreement (regardless of the outcome of any litigation to enforce this Agreement).

         11.      Non-Competition.
                  ---------------

            (a) Ginsburg hereby acknowledges that the services which he will perform for the Company are of a special and unique nature, and that the Company would find it extremely difficult or impossible to replace Ginsburg. Accordingly, Ginsburg agrees that, in consideration of this Agreement and the payments to be received by him hereunder in the event the occurrence of certain actions as specified herein, Ginsburg will not (i) from and after the date hereof through the period during which Ginsburg continues to serve as a member of the Board of Directors of the Company (the "Service Period"), and (ii) in the event of Ginsburg's termination or resignation hereunder pursuant to the provisions set forth in Sections 2, 4 and 5 hereof, for the one-year period thereafter (the "Non-Competition Period"), directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or Otherwise ("Participate" or a "Participation") with, any business or organization in any part of the United States in which the Company sells products or provides services, which Competes with the Company (as hereinafter defined), except with the Company's prior written consent. Notwithstanding the provisions in this paragraph, this Section 11 shall not prohibit Ginsburg's Participation at or with Protection One, Inc, a Delaware corporation ("Protection One"), or an affiliate of Protection One in any capacity. For purposes of this Agreement, a business or organization shall be deemed to "Compete with the Company" if such business or entity is engaged in the residential and/or commercial security business, and the residential and/or commercial security business constitutes the majority of such business or organization's business operations; provided, however, that with respect to a business or organization in which the residential and/or commercial security business constitutes less than the majority of such business or organization's business operations, Ginsburg shall be prohibited hereunder from Participating in the division, segment or other portion of such business or entity which is engaged in the residential and/or commercial security business during the Non-Competition Period. Nothing in this paragraph shall prohibit Ginsburg from owning for investment purposes an aggregate of up to 3% of the publicly traded securities of any corporation listed on the New York or American Stock Exchange or whose securities are quoted on the NASDAQ National Market, provided that there shall be no limitation on the percentage of ownership of the Company or any successor thereto that may be owned by Ginsburg hereunder. Notwithstanding anything which may be to the contrary herein, Ginsburg shall not be required to cease Participation in any business or organization which begins to Compete with the Company subsequent to the time when Ginsburg commences such Participation, provided that such business or organization began to Compete with the Company through no action, assistance, or plan of Ginsburg.

            (b) It is the desire and intent of the parties that the provisions of Section 11 of this Agreement shall be enforced under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of Section 11 of this Agreement is adjudicated to be invalid or unenforceable or shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law and such provision shall be deemed modified and amended to the extent necessary to render such provision enforceable in such jurisdiction.

            (c) In the event of a breach or threatened breach by Ginsburg of the provisions of Section 1 l(a), in addition to other remedies available to the Company at law (the amount of which shall be limited by this Section 11 (c)) or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions, or temporary restraining orders or orders to prevent breaches thereof, in each case, without the need to post any security or bond. All remedies available for breach of this Agreement are cumulative, and the pursuit of any remedy shall not be construed as an election of such remedy or as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement. The parties hereto agree and stipulate in advance that in any action brought by or on behalf of the Company to recover damages against Ginsburg for a breach of the provisions of Section 11(a) hereof, the maximum damages that may be awarded in the event that Ginsburg is ultimately adjudged to have breached such provisions shall be limited to Ginsburg's most recent annual salary multiplied by a fraction, the numerator of which shall be the number of full months that Ginsburg was finally adjudged to have been in breach of this covenant, and the denominator of which shall be twelve.

         12. Confidentiality.
             ---------------

            (a) Ginsburg acknowledges that the Company will be engaged in a business involving Confidential Information (as hereinafter defined) that is proprietary to the Company. In addition, Ginsburg acknowledges that through his services as a member of the Board of Directors of the Company, he will have access to, and will acquire or assist in the development of, Confidential Information regarding the Company and its technologies, customers and plans, the disclosure of which to others would cause the Company to suffer substantial damage. In consideration of the obligations undertaken by the Company as set forth herein, Ginsburg will not, at any time during or after the Service Period, publish, disclose or use, or authorize any other person or entity to publish, disclose or use, any Confidential Information of or about the Company of which Ginsburg has already become, or becomes, aware or informed during his services with the Company, whether or not developed by him, except (i) as required by law (including but not limited to judicial or administrative process), (ii) in the performance of Ginsburg's duties for the Company, or (iii) in the event that the Confidential Information becomes generally known to the public through no actions (either directly or indirectly) of Ginsburg. For purposes hereof, the term "Confidential Information" shall include, without limitation, matters of a technical nature, "know-how," formulas, secret processes, works of authorship, computer programs, materials, patent applications, new product plans, technical improvements, test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, marketing plans and strategies, proprietary information about costs, profits, markets, sales, lists of customers and suppliers of the Company, procurement and promotional information, credit and financial data concerning customers or suppliers of the Company, information relating to the management and operation of the Company, and other information of a similar nature to the extent not available to the public.

         13. Non-Solicitation. During (a) the Service Period, and (b) in the event of Ginsburg's termination or resignation hereunder pursuant to the provisions set forth in Sections 2, 4 and 5 hereof, for the two-year period thereafter (the "Non-Solicitation Period"), Ginsburg shall not, directly or indirectly (i) solicit, entice or induce any individual that currently (i.e., currently at the time of any such restricted action during the Non-Solicitation Period) is an employee of the Company to become employed by any individual, business or entity other than the Company, or (ii) approach any such employee for such purpose.

         14. Termination of All Prior Severance and Employment Agreements. All prior Severance and Employment Agreements between Ginsburg and the Company are hereby terminated, and shall be considered null and void as of the date first above written.

         15. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:
                  Guardian International, Inc.
                  3880 N. 28th Terrace
                  Hollywood, FL  33020

                  If to Ginsburg:
                  Richard Ginsburg
                  PO Box 800207
                  Miami, FL  33280-0207

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         16. Modifications and Waivers. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         17. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


                                   [Signature pages follow]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 GUARDIAN INTERNATIONAL, INC.


                                 By: /s/ DARIUS G. NEVIN
                                     -------------------------------------------
                                     Name: Darius G. Nevin
                                     Title:  Vice President and Chief Financial
                                             Officer

                                RICHARD GINSBURG


                                 /s/ RICHARD GINSBURG
                                 -----------------------------------------------

                                    EXHIBIT A
                                   ---------


                                                                 EXECUTION COPY

                               SEVERANCE AGREEMENT

         SEVERANCE AGREEMENT, dated as of the 19th day of January, 2000 (this "Agreement"), among Guardian International, Inc., a Florida corporation (the "Company"), and Richard Ginsburg (the "Executive").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Board of Directors of thc Company (the "Board") has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties; and

         WHEREAS, the Executive is a party to the "Employment Agreement" with the Company, dated as of October 21, 1997 (the "Prior Employment Agreement"); and

         WHEREAS, the Company and the Executive desire that the Prior Employment Agreement be terminated, and that the terms and conditions set forth herein apply to the Executive in connection with his employment with the Company from and after the date hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services to be performed by the Executive for the Company, the Company and the Executive do hereby agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Award" shall mean any award granted pursuant to the terms of the Plan and pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, including but not limited to stock options, stock appreciation rights ("SARs") (including Limited SARs), restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents, and other stock-based awards.

                  (b) "Cause" shall mean: (i) the willful and continued failure by the Executive to substantially perform his duties for the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness, or any such actual or anticipated failure after the Executive announces his intention to resign for Good Reason), and such failure is not cured by the Executive within seven days from the date the Company notifies the Executive thereof, (ii) the willful engaging by the Executive in misconduct which is materially and financially injurious to the Company, or (iii) the Executive's conviction of a felony. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  (c) "Change in Control" shall be deemed to have occurred upon:

                           (i) the date of the acquisition by any "person"
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

                           (ii) the date the individuals who constitute the
                  Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by thc Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) the consummation of a merger, consolidation,
                  recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

                  (d) "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six consecutive months; provided, however, that if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive's Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive (or the Executive's representative, as the case may be), each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

                  (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                  (f) "Good Reason" shall mean (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company as in effect on the date of this Agreement or such later date on which the Executive agrees in writing to a change in such position, duties, responsibilities and/or status, or any removal of the Executive from or any failure to reelect the Executive to any of such positions; or (ii) any reduction by the Company in the Executive's base salary as in effect on thc date hereof or as the same may be increased from time to time; or (iii) any failure by the Company to continue in effect as to the Executive, without a substantially comparable replacement, any material compensation or benefit plan or program in which the Executive was participating; or (iv) any attempted relocation of the Executive's place of employment to a location more than 50 miles from the location of such employment on the date of such attempted relocation; or (v) any material breach by the Company of any provision of this Agreement. The Executive shall not be deemed to have resigned for Good Reason hereunder without (i) written notice by the Executive to the Company setting forth the reasons for the Executive's intention to resign for Good Reason, and (ii) an opportunity for the Company to cure the reasons which give rise to such claim within seven (7) after the date of such written notice.

                  (g) "Plan" shall mean the 1999 Stock Option Plan of Guardian International, Inc.

         2. Termination Without Cause or Resignation with Good Reason. In the event of (i) the termination of the employment of the Executive without Cause (for any reason other than by death or Disability) or (ii) the resignation of the Executive from the Company for Good Reason, the Company shall pay or provide to the Executive the following:

                  (a) any earned and accrued but unpaid installment of base salary through the date of the Executive's resignation or termination at the rate in effect at the time of such resignation or termination (or, if greater, immediately prior to the occurrence of an event that constitutes Good Reason) and all other unpaid amounts to which the Executive is entitled as of such date under any compensation plan or program of the Company, including, without limitation, all accrued vacation time; such payments to be made in a lump sum within 30 days following the date of resignation or termination; and

                  (b) in lieu of any further salary payments to the Executive for periods subsequent to his date of resignation or termination, an amount equal to the sum of (i) the greater of two hundred thousand dollars ($200,000) or the Executive's annual base salary in effect immediately prior to the occurrence of an event that constitutes Good Reason, and (ii) the average of the annual bonus amounts that were earned by the Executive as bonus compensation from the Company for the most recent three years in which bonuses were paid to the Executive which occurred prior to the year in which the Executive's resignation or termination occurred; such payment to be made in a lump sum within 30 days following the date of Executive's resignation or termination; and

                  (c) the Company shall maintain in full force and effect for one year following the date of the Executive's resignation or termination, for the continued benefit of the Executive, all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's resignation or termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall, at its sole cost and expense, arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; and

                  (d) with respect to any Award granted to the Executive pursuant to the Plan and/or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, which is subject to future vesting and/or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of the Executive's resignation or termination (if any), then, notwithstanding the terms of the Plan or the certificate evidencing the Award thereunder, the continued vesting or lapse of restrictions with respect to such Award shall not cease with reference to such termination or resignation, but shall continue during the duration of the term of the Award in accordance with the schedule set forth in the certificate evidencing such Award as if the Executive's employment with the Company had continued throughout such vesting and/or lapse of restriction period. In addition, with respect to each Award granted to the Executive pursuant to the Plan or pursuant to the non-Plan Stock Option Agreement dated October 15, 1997, (whether or not fully vested or free of restrictions at the time of termination or resignation hereunder), the exercisability and the full enjoyment of such Award shall not terminate with reference to such termination or resignation, but shall be extended for the duration of the entire term of the Award in accordance with the Plan and/or non-Plan Stock Option Agreement dated October 15, 1997, and/or the certificate evidencing such Award as if the Executive's employment with the Company had continued during such entire term, notwithstanding the terms of the Plan or non-Plan Stock Option Agreement or the certificate evidencing the Award thereunder.

         3. Termination for Death. In the event of the termination of the employment of the Executive by reason of his death, the Company shall pay to the Executive's designated beneficiary or estate the amounts set forth in paragraphs
(a) and (b) of Section 2 above, pursuant to which the date of the Executive's death shall be considered the date of his termination thereunder. In addition, with respect to any Award granted to the Executive pursuant to the Plan, in the event that such Award is subject to future vesting or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of the Executive's death, then, notwithstanding the terms of the Plan or the Award Agreement thereunder, all restrictions thereon shall immediately lapse, and each such Award shall be deemed immediately and fully vested and exercisable under the Plan, as of the date of such death.

         4. Termination for Cause or Disability or Resignation without Good Reason. In the event of the Executive's termination of employment for Cause or Disability or his resignation without Good Reason, only the amount set forth in paragraph (a) of Section 2 shall be payable to the Executive, except that, in the case of the Executive's termination for Disability hereunder, the Executive shall also receive the benefits set forth in Section 2(d) hereof. Other than in the case of the Executive's conviction of a felony, the Executive shall not be deemed to have been terminated for Cause by the Company hereunder without (i) notice to the Executive setting forth the reasons for the Company's intention to terminate the Executive for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of written notice from the Board finding that in the reasonable good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause in Section 1 hereof, and specifying the particulars thereof in detail.

         5. Termination or Resignation in connection with a Change in Control.

                  (a) Notwithstanding the provisions of Sections 2 and 4, in the event of the termination of the employment of the Executive for any reason other than death, whether initiated by the Company with or without Cause, or initiated by the Executive with or without Good Reason, which termination occurs within the one year period following the date of a Change in Control, then, in lieu of the amounts and benefits specified in Sections 2 and 4, the Executive shall be entitled to receive (i) the amount set forth in Section 2(a), (ii) the amount set forth in Section 2(b), and (iii) the benefits provided for in
         Section 2(c).

                  (b) Notwithstanding the provisions of Section 2, in the event of the resignation or termination of the employment of the Executive for any reason specified therein, and such resignation or termination occurs within the four month period (i) prior to the date of a Change in Control, (ii) following commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act, which if consummated, would result in an acquisition described in clause (i) of Section l(b), (iii) following the execution by the Company of an agreement the consummation of which would constitute a Change in Control, (iv) following the solicitation of proxies for the election of directors by anyone other than the Company, or (v) following the approval by the Company's stockholders of any transaction described in Section 1(b)(iii), then, in lieu of the amounts and benefits specified in Section 2:

                  (x) the Executive shall be entitled to receive the amounts and benefits specified in Section 5(a), and

                  (y) with respect to any Award granted to the Executive pursuant to the Plan or the non-Plan Stock Option Agreement dated October 15, 1997, in the event that such Award is subject to future vesting or other restrictions regarding the exercisability or full enjoyment of the Award as of the date of such resignation or termination, then, notwithstanding the terms of the Plan or the Award Agreement thereunder, the accelerated vesting and lapse of restriction provisions set forth in Section 4 of the Plan or the non-Plan Stock Option Agreement dated October 15, 1997 shall bc applicable with respect to such Awards as if a Change in Control had occurred on the date of such resignation or termination.

Amounts and benefits payable by reason of clause (b)(i) of this Section 5 shall be paid within ten days following the date of the Change in Control, but shall be offset by any amounts previously paid pursuant to Section 2.

         6. Certain Taxes. The Company shall have the right to deduct from any amounts payable under this Agreement an amount necessary to satisfy its obligation, under applicable laws, to withhold income or other taxes of the Executive attributable to payments made hereunder.


         7. No Obligation to Mitigate Damages: No Effect on Other Contractual Rights. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of resignation or termination, or otherwise. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights the Executive may acquire in the future, under any employee benefit plan, incentive plan, employment agreement or other contract, plan or arrangement.

         8. Indemnification. The Company shall indemnify the Executive within 60 days after receipt of a request therefor against all judgments, fines, settlements, payments and expenses, including reasonable attorneys' fees, paid or incurred in connection with any claim, action, suit or proceeding, civil, criminal, administrative or investigatory ("Proceeding"), to which the Executive may be made a party or with which he may be threatened by reason of his being or having been an employee, officer or director of the Company or, at the Company's request, an employee, officer or director of any other corporation, firm, association or other organization, or by reason of any action or omission by the Executive in such capacity, whether or not the Executive continues to hold such position or act in such capacity at the time of incurring such expenses or at the time the indemnification is made, other than in connection with actions taken by the Executive which constitute gross negligence in the performance of his duties for the Company which the Executive has undertaken without the reasonable good faith belief that such actions were in the best interest of the Company. The foregoing right of indemnification shall not be exclusive of other rights to which the Executive may otherwise be entitled. The Company shall pay the reasonable expenses (including reasonable attorneys' fees) incurred by the Executive in defending any Proceeding in advance of the final disposition thereof. The Company shall advance all such expenses by or on behalf of the Executive within 15 days after receipt of his request therefor, accompanied or preceded by reasonable evidence of such expenses. The Executive will also be named as an insured under any directors and officers or similar insurance policy that the Company may purchase.

         9. Successor to the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. For purposes of clarity, any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         10.      Enforcement.

                  (a) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's estate or beneficiary.

                  (b) In the event that the Company shall fail or refuse to make payment of any amounts due the Executive hereunder within the appropriate time period, the Company shall pay to the Executive, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required until paid to the Executive, at the rate from time to time announced by Chase Manhattan Bank as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.

                  (c) The Company shall pay all reasonable fees and expenses (including attorneys' fees) that the Executive may incur as a result of the Company's contesting the validity, enforceability, or the Executive's interpretation of, this Agreement (regardless of the outcome of any litigation to enforce this Agreement).

         11.      Non-Competition.


                  (a) The Executive hereby acknowledges that the services which he will perform for the Company are of a special and unique nature, and that the Company would find it extremely difficult or impossible to replace the Executive. Accordingly, the Executive agrees that, in consideration of this Agreement and the payments to be received by him hereunder in the event the occurrence of certain actions as specified herein, the Executive will not (i) from and after the date hereof through the period during which the Executive continues to be employed by the Company (the "Employment Period"), and (ii) in the event of the Executive's termination or resignation hereunder pursuant to the provisions set forth in Sections 2 and 4 hereof, for the one-year period thereafter (the "Non-Competition Period"), directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or Otherwise ("Participate" or a "Participation") with, any business or organization in any part of the United States in which the Company sells products or provides services, which Competes with the Company (as hereinafter defined), except with the Company's prior written consent. For purposes of this Agreement, a business or organization shall be deemed to "Compete with the Company" if such business or entity is engaged in the residential and/or commercial security business, and the residential and/or commercial security business constitutes the majority of such business or organization's business operations; provided, however, that with respect to a business or organization in which the residential and/or commercial security business constitutes less than the majority of such business or organization's business operations, the Executive shall be prohibited hereunder from Participating in the division, segment or other portion of such business or entity which is engaged in the residential and/or commercial security business during the Non-Competition Period. Nothing in this paragraph shall prohibit the Executive from owning for investment purposes an aggregate of up to 3% of the publicly traded securities of any corporation listed on the New York or American Stock Exchange or whose securities are quoted on the NASDAQ National Market, provided that there shall be no limitation on the percentage of ownership of the Company or any successor thereto that may be owned by the Executive hereunder. Notwithstanding anything which may be to the contrary herein, the Executive shall not be required to cease Participation in any business or organization which begins to Compete with the Company subsequent to the time when the Executive commences such Participation, provided that such business or organization began to Compete with the Company through no action, assistance, or plan of the Executive.

                  (b) It is the desire and intent of the parties that the provisions of Section 11 of this Agreement shall be enforced under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of
         Section 11 of this Agreement is adjudicated to be invalid or unenforceable or shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law and such provision shall be deemed modified and amended to the extent necessary to render such provision enforceable in such jurisdiction.

                  (c) In the event of a breach or threatened breach by the Executive of the provisions of Section 1 l(a), in addition to other remedies available to the Company at law (the amount of which shall be limited by this Section 11 (c)) or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions, or temporary restraining orders or orders to prevent breaches thereof, in each case, without the need to post any security or bond. All remedies available for breach of this Agreement are cumulative, and the pursuit of any remedy shall not be construed as an election of such remedy or as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement. The parties hereto agree and stipulate in advance that in any action brought by or on behalf of the Company to recover damages against the Executive for a breach of the provisions of Section 11(a) hereof, the maximum damages that may be awarded in the event that the Executive is ultimately adjudged to have breached such provisions shall be limited to the Executive's most recent annual salary multiplied by a fraction, the numerator of which shall be the number of full months that the Executive was finally adjudged to have been in breach of this covenant, and the denominator of which shall be twelve.

         12. Confidentiality. The Executive acknowledges that the Company will be engaged in a business involving Confidential Information (as hereinafter defined) that is proprietary to the Company. In addition, the Executive acknowledges that through employment with the Company, he will have access to, and will acquire or assist in the development of, Confidential Information regarding the Company and its technologies, customers and plans, the disclosure of which to others would cause the Company to suffer substantial damage. In consideration of the obligations undertaken by the Company as set forth herein, the Executive will not, at any time during or after the Employment Period, publish, disclose or use, or authorize any other person or entity to publish, disclose or use, any Confidential Information of or about the Company of which the Executive has already become, or becomes, aware or informed during his employment with the Company, whether or not developed by him, except (i) as required by law (including but not limited to judicial or administrative process), (ii) in the performance of the Executive's duties for the Company, or
(iii) in the event that the Confidential Information becomes generally known to the public through no actions (either directly or indirectly) of the Executive. For purposes hereof, the term "Confidential Information" shall include, without limitation, matters of a technical nature, "know-how," formulas, secret processes, works of authorship, computer programs, materials, patent applications, new product plans, technical improvements, test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, marketing plans and strategies, proprietary information about costs, profits, markets, sales, lists of customers and suppliers of the Company, procurement and promotional information, credit and financial data concerning customers or suppliers of the Company, information relating to the management and operation of the Company, and other information of a similar nature to the extent not available to the public.

         13. Non-Solicitation. During (a) the Employment Period, and (b) in the event of the Executive's termination or resignation hereunder pursuant to the provisions set forth in Sections 2 and 4 hereof, for the two-year period thereafter (the "Non-Solicitation Period"), the Executive shall not, directly or indirectly (i) solicit, entice or induce any individual that currently (i.e., currently at the time of any such restricted action during the Non-Solicitation Period) is an employee of the Company to become employed by any individual, business or entity other than the Company, or (ii) approach any such employee for such purpose, or authorize or participate or assist with the taking of such actions by any other individual, business or entity.

         14. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:
                  Guardian International, Inc.
                  3880 N. 28th Terrace
                  Hollywood, FL  33020

                  If to the Executive:
                  Richard Ginsburg
                  PO Box 800207
                  Miami, FL  33280-0207

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. Modifications and Waivers. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         16. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         17. Termination of Prior Severance Agreement. The Prior Employment Agreement is hereby terminated, and shall be considered null and void as of the date first above written.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                             GUARDIAN INTERNATIONAL, INC.



                                             By: /s/ HAROLD GINSBURG

                                                 Name: Harold Ginsburg
                                                       -------------------------

                                                 Title:  Chairman of the Board
                                                         -----------------------


                                             RICHARD GINSBURG


                                             /s/ RICHARD GINSBURG
                                             --------------------

                                    EXHIBIT B
                                    ---------




27 April 2001


Richard Ginsburg
Guardian International, Inc.
3880 N. 28th Terrace
Hollywood, FL  33020


Re:      Non-competition provision of Severance Agreement


Dear Richard:

This is to confirm that Guardian International, Inc. ("Guardian") is releasing you from the terms of Section 11, Non-Competition, of your Severance Agreement (copy attached). This waiver/release is expressly limited to your employment with Protection One, Inc. and is conditioned upon receipt of the following executed documents:

         1. a new Severance Agreement between you and Guardian of even date herewith in connection with your service on the Board of Directors of Guardian;

         2. Articles of Amendment to the Articles of Incorporation authorizing the Series E 7% Cumulative Preferred Stock ("Series E");

         3. Share Exchange Agreement for the exchange of 8,000 shares of Series C 7% Cumulative Preferred Stock for 8,000 shares of Series E preferred stock;

         4.       Consent of Heller Financial, Inc. for items 1 and 2 above;

         5. Opinion of Arthur Andersen LLP that the Series E can be classified as equity; and

         6. Option or warrant agreement permitting Guardian to buy 250,000 shares of Protection One, Inc. common stock on the same terms as granted to you in your option agreement with Protection One.

Please sign below acknowledging the terms of this letter.

                                                              Richard Ginsburg
                                                              27 April 2001
                                                              page 2 of 2


Guardian's Board of Directors wishes to express its heartfelt best wishes for your success in this new position.

Sincerely,

/s/ DARIUS G. NEVIN

Darius G. Nevin
Chief Financial Officer

enclosure




I acknowledge receipt of and accept of the terms of this letter.


/s/ RICHARD GINSBURG                                   4/27/2001
------------------------------------                 ------------------
Richard Ginsburg                                     Date